SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2011

GMV WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53949	26-3988293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

345 S. End Avenue #7P New York, NY 10280
(Address of principal executive offices)
(212) 786-1290
(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo, Huettel & Zouvas, LLP

3033 5th Avenue, Suite 400

San Diego, CA 92103

Telephone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GMV Wireless, Inc.

Form 8-K

Current Report

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 6, 2011, GMV Wireless, Inc., a Nevada corporation, (the “Company”) filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Nevada Secretary of State. As a result of the Amendment the Company, among other things, has: (i) changed its name to “HDS International Corp.” and, (ii) increased the aggregate number of authorized shares to 600,000,000 shares, consisting of 550,000,000 shares of Common Stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share, of which 25,000,000 shall be designated as Series A Preferred Stock. A copy of the Amended and Restated Articles of Incorporation are filed herewith as Exhibit 3.1(a).

Item 8.01

Other Events

On June 6, 2011, Board of Directors of the Company authorized a forward split (the “Forward Split”) of its issued and outstanding common shares, whereby every one (1) old share of common stock will be exchanged for twelve (12) new shares of the Company's common stock. As a result, once the Forward Split is declared effective by the Financial Industry Regulatory Authority, the issued and outstanding shares of common stock will increase from 44,850,000 prior to the forward split to 538,200,000 following the Forward Split.  The Forward Split shares are payable upon surrender of certificates to the Company's transfer agent.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1(a)	Amended and Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

June 14, 2011

GMV Wireless, Inc.

By:  /s/ Mark Simon

Name: Mark Simon

Title:   CEO and President